A Message from Our CEO
2017 is in full swing and with that comes new challenges and opportunities for the Federal Home Loan Bank of Des Moines.

One thing that’s always remained constant in this ever-changing landscape is our commitment to you. It’s with that in mind that I send my very first Letter from the CEO. Here at FHLB Des Moines, we are dedicated to serving your needs and a key part of that is ensuring you are informed. Each quarter, I’ll be sending a short letter providing an update on where we stand and where we’re headed.

Today, I will address a variety of topics including our financial performance, community investment programs and large member borrowers and what they mean to the Bank. If, over the course of the year, you have specific topics you’d like addressed or questions for me please don’t hesitate to reach out. I’m happy to discuss anything from our financial performance, products, services and service quality to the state of housing finance reform or any other topic that interests you. I’m available via email at CEO@fhlbdm.com.

Financial Performance

As you know, last year was an exceptionally strong year financially for the Bank with $649 million recorded in net income, which included $376 million in private-label MBS settlements. Because of this strong performance, we paid $175 million in dividends, which equated to a dividend yield of 3.00 percent, while building our retained earnings to just under $1.5 billion. That balance of retained earnings is crucial as it is the buffer that helps ensure we maintain a market value of capital stock in excess of par.

Our performance thus far through 2017 remains strong, with $140 million in net income through March 31, 2017. This performance is a direct result of your activity with the FHLB Des Moines through our advances, Mortgage Partnership Finance® and Letter of Credit programs.

Additional financial information will be available when our first quarter 10-Q is filed later this month.

Affordable Housing Program

As a result of our 2016 earnings, we have more than $40 million available this year in grant funding through our Competitive Affordable Housing Program (AHP). This money supports projects that serve a wide range of needs; many are designed for seniors, persons with disabilities, homeless families and individuals, and others with limited resources. I encourage you to take advantage of these funds to support affordable housing in your communities. As a reminder, the application period is from June 1 - June 30.

AHP is just one of the many ways that we demonstrate our commitment to diversity and inclusion in the communities we serve. We are dedicated to being a leader in the financial services industry working to close the sizable gap that exists in attracting and retaining women and minorities. Recently, we’ve partnered with community organizations and financial services companies in Central Iowa to inspire action around growing diverse representation within the financial services industry. Recognizing that there is a lot of work to be done, this is one step in a broader initiative to raise awareness and assist in these efforts.

New Headquarters Building

We are excited to announce the recent purchase of a building located at 909 Locust Street in downtown Des Moines. The purchase of our new headquarters reflects not only our commitment to Des Moines but to being good stewards of your investment in us, as the economics of owning our own building are very attractive. More information on our new headquarters will be shared in my coming letters as we move towards our October 2018 move date.

Wells Fargo as a Member

Lastly, I want to address a recent article published in American Banker, “Wells' Borrowing Boost Sparks Concentration Fears for Home Loan Banks.”

Wells Fargo Bank is the largest user of advances from FHLB Des Moines. Specifically, as of December 31, 2016, Wells had $77.1 billion in advances accounting for 58.6 percent of our $131.6 billion in total advances.

Like any member who borrows from the Bank, Wells Fargo is creditworthy, purchases stock in the Bank and posts eligible collateral to secure its indebtedness. Most of our collateral, including that posted by Wells Fargo, is residential real estate loans, demonstrating the nexus between our advances and our mission to support housing and economic development.

Wells Fargo has access to the same pricing as all members. We currently have three advance pricing tiers - under $15 million, $15-25 million and over $25 million - with the largest tier receiving the best rate based on economies of scale. Since most of Wells’ advances fall into the largest tier, they receive the best price we offer, but so does any other member that borrows more than $25 million at a time.

The amount of business we do with Wells Fargo provides meaningful support to the Bank, which accrues to the benefit of all members. The net interest income we earn on Wells’ business helps cover our operating expenses and generates a sizable portion of the funds available through AHP. The debt we issue to fund advances to Wells Fargo increases the liquidity in our securities, which improves access for all members to the global capital markets.

The Bank is and would be financially sound with or without Wells Fargo as a borrower. Without Wells Fargo, we would have an advance portfolio of $54.5 billion making us the fifth largest of the 11 FHLBanks. We have a well-diversified membership base of more than 1,400 members. That is not to say we don’t value the business relationship with Wells Fargo. We value it highly, and it benefits the entire cooperative. The point is that we do not have a “concentration risk” in the traditional sense of the term.

We continue to believe that a regionally focused FHLBank System best meets the needs of all members. FHLB Des Moines covers a lot of ground - 13 states, three territories and more than 1,400 commercial bank, credit union, savings institution and insurance company members - but I guarantee you that we will always be in closer touch with your needs and those of your communities than a single FHLBank located and directed out of Washington, DC. We can and do tailor our products and services to meet the unique needs of our region.

FHLB Des Moines serves members big and small, reflecting the nature of the nation’s depository institution system and mortgage markets. Raising funds worldwide on behalf of members of all sizes keeps those lendable funds flowing and their cost low. In turn, we help credit stay affordable and accessible to families, farms and local businesses. Our business model is designed to ebb and flow with our members’ needs. It is a successful model that has existed for more than 80 years and will continue to for many more to come.

On a Personal Note

This year marks my 25th year of association with the FHLBank System. I have worked with our regulator in Washington, DC, and I have had the honor of working for four FHLBanks - Boston, Des Moines (pre-merger), Seattle and Des Moines (post-merger).

Over my career, I have developed a deep appreciation for the role of FHLBanks as reliable sources of liquidity and funding for members. I also have a keen sense of the importance that you place on your FHLBank being a prudent operation. You have entrusted a significant amount of capital to our care and a critical part of my job is to make sure the FHLB Des Moines manages that capital carefully. You certainly expect a return on that capital, but you place an even higher value on the Bank returning that stock to you at par. There is relatively little upside to FHLBanks taking outsized risk, but there is a significant downside.

It is important that you appreciate how seriously we take our value proposition to you - to be a reliable and stable source of liquidity and funding, to pay a reasonable dividend and to ensure that we manage the business such that we maintain a market value of capital stock in excess of par.

My commitment to you is to always deliver on that value proposition. We are here to serve you in the short run and in the long run. That is why we exist and that is what motivates us.

I look forward to another strong year filled with continued success and strong partnerships!

Best,

Michael L. Wilson

“Mortgage Partnership Finance” is a registered trademark of the Federal Home Loan Bank of Chicago.